Exhibit 99.1

FOR IMMEDIATE RELEASE

December 22, 2005

Contacts:   (Media) Marybeth Thorsgaard (763) 764-6364
(Analysts) Kris Wenker (763) 764-2607

GENERAL MILLS REPORTS RESULTS FOR FISCAL 2006 SECOND QUARTER

Net Sales Rose 3 Percent to $3.27 Billion

Net Diluted Earnings Per Share Increased 5 Percent to 97 Cents

Company Recently Increased Full-Year Earnings Guidance

        MINNEAPOLIS, MINN. — General Mills (NYSE: GIS) today reported results for the second quarter of fiscal 2006. Net sales for the 13 weeks ended Nov. 27, 2005, were $3.27 billion, up 3 percent from results for the same period a year ago. Unit volume grew 2 percent worldwide. Segment operating profits of $647 million were 2 percent below strong prior-year results, reflecting higher advertising spending and freight costs. Earnings after tax increased 1 percent to $370 million. Diluted earnings per share (EPS) rose 5 percent to 97 cents this year compared to 92 cents in last year’s second quarter.

        EPS results for both years include the effect of accounting for contingently convertible debt. This reduced second-quarter EPS by 5 cents in each period.

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        Through the first six months of fiscal 2006, General Mills’ net sales were up 3 percent to $5.94 billion. Segment operating profits increased 7 percent to $1.15 billion. Earnings after tax grew 13 percent to $622 million, and diluted earnings per share rose 18 percent to $1.60 including 9 cents of dilution associated with accounting for contingently convertible debt.

        Chairman and Chief Executive Officer Steve Sanger said, “We’re pleased with our performance in the second quarter. The 3 percent net sales gain was on top of a 4 percent increase in last year’s second quarter, and all three of our business segments posted sales growth for the period. And while higher input costs and increased advertising spending pressured margins, earnings per share exceeded our plan for the quarter.”

U.S. Retail Results

Net sales for General Mills’ domestic retail operations grew 3 percent in the second quarter to $2.34 billion, reflecting 2 percent unit volume growth and net price realization. Operating profits totaled $545 million, down 4 percent from prior-year profits that were up 5 percent from 2004 levels.

        The Meals division made the strongest dollar contribution to net sales growth, with a 9 percent increase driven by Progresso soup and Helper dinner mixes. Yoplait net sales grew 16 percent, reflecting continued strong performance from core product lines and new Chocolate Whips! yogurt. Snacks net sales grew 8 percent, led by Nature Valley granola bars and Chex Mix. Baking Products net sales rose 3 percent in the second quarter, reflecting price realization and favorable mix, including strong performance from new Warm Delights single-serve microwaveable desserts. Big G

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cereal net sales were 2 percent below prior-year results. Pillsbury USA net sales declined 4 percent for the quarter, with lower results from refrigerated cookies and Totino’s. Total consumer purchases of the company’s products grew in the quarter, as composite sales for major product lines were up 4 percent.

        Through the first six months of 2006, General Mills U.S. Retail net sales were up 2 percent to $4.14 billion and operating profits were up 3 percent to $951 million.

International Segment Results

Net sales for General Mills’ consolidated International businesses grew 8 percent in the second quarter to reach $472 million. Unit volume rose 5 percent, and foreign exchange contributed 2 points of growth. Operating profits grew to $56 million, a 14 percent increase from year-ago results.

        Through the first six months, International segment net sales grew 9 percent to reach $918 million and operating profits rose 38 percent to exceed $117 million.

Bakeries and Foodservice Segment Results

Second-quarter net sales for General Mills’ Bakeries and Foodservice segment totaled $465 million, up 2 percent from year-ago results. Unit volume essentially matched prior-year levels. Operating profits also matched prior-year results and totaled $46 million.

        Through the first six months, Bakeries and Foodservice net sales were up slightly to $882 million and operating profits were up 14 percent to $79 million.

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Joint Venture Summary

Earnings after tax from joint ventures totaled $21 million in the second quarter, down from $24 million a year earlier due to the absence of earnings from the divested Snack Ventures Europe (SVE) joint venture. Cereal Partners Worldwide, the company’s ready-to-eat cereal joint venture with Nestle, posted a 4 percent net sales gain for the period. Net sales for the Haagen-Dazs joint ventures in Asia also grew 4 percent, and net sales for 8th Continent, the company’s joint venture with DuPont, rose 9 percent.

        Through the first half, earnings from joint ventures totaled $39 million after tax.

Corporate Items

Interest expense for the quarter totaled $103 million, 18 percent below last year’s second quarter primarily due to lower debt levels. Corporate unallocated expense in the second quarter totaled $2 million. In last year’s second quarter, corporate unallocated expense totaled $20 million, including $8 million of identified items expense (primarily accelerated depreciation).

        Restructuring and other exit costs totaled $2 million pre-tax in the second quarter of 2006 compared to $3 million pre-tax in the second quarter of 2005. The effective tax rate for the second quarter was 35.4 percent, essentially in line with the company’s expectations for the full year. Last year’s second-quarter tax rate was lower due to the resolution of certain tax items.

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Cash Flow Summary

Cash flow from operations totaled $763 million through November 2005, up from $523 million in the prior year. Capital expenditures through the first six months totaled $113 million, compared to $154 million in the first half of fiscal 2005.

Outlook

Commenting on the year, Sanger noted, “Through the first half, we achieved net sales growth, price realization and margin expansion in all three of our operating segments. This performance drove strong growth on our bottom line and has put us ahead of plan as we move into the second half of 2006.

        “Our earnings expectations for the second half include significant year-over-year increases in consumer marketing expense and input costs,” he continued. “But based on our good first-half performance, we raised our 2006 earnings guidance as announced on December 12 to a range of $2.80 to $2.85 per share, including an estimated 8 cents of dilution associated with accounting for contingently convertible debt.” The company also recently announced an increase in the quarterly dividend to a rate of 34 cents per share.

General Mills will hold a briefing for investors today, December 22, 2005, beginning at 8:30 a.m. EST. You may access the web cast from General Mills’ corporate home page: www.generalmills.com.

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This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook” and statements made by Mr. Sanger, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales, volume and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions and promotional activities of our competitors; actions of competitors other than as described above; economic conditions, including changes in inflation rates, interest rates or tax rates; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including changes in accounting standards and labeling and advertising regulations; changes in customer demand for our products; effectiveness of advertising, marketing and promotional programs; changes in consumer behavior, trends and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging and energy; benefit plan expenses due to changes in plan asset values and/or discount rates used to determine plan liabilities; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances.

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GENERAL MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (In Millions, Except per Share Data)

	13 Weeks Ended		26 Weeks Ended
	Nov. 27, 2005	Nov. 28, 2004	Nov. 27, 2005	Nov. 28, 2004
Net Sales	$3,273	$3,168	$5,935	$5,753

Costs and Expenses:
Cost of sales	1,928	1,889	3,485	3,470
Selling, general and administrative	700	637	1,342	1,248
Interest, net	103	125	193	238
Restructuring and other exit costs	2	3	11	43

Total Costs and Expenses	2,733	2,654	5,031	4,999

Earnings before Income Taxes and
Earnings from Joint Ventures	540	514	904	754

Income Taxes	191	171	321	254

Earnings from Joint Ventures	21	24	39	50

Net Earnings	$370	$367	$622	$550

Earnings per Share – Basic	$1.04	$.99	$1.73	$1.47

Earnings per Share – Diluted	$.97	$.92	$1.60	$1.36

Dividends per Share	$.33	$.31	$.66	$.62

See accompanying notes.

GENERAL MILLS, INC. AND SUBSIDIARIES
OPERATING SEGMENTS
(Unaudited) (In Millions)

	13 Weeks Ended		26 Weeks Ended
	Nov. 27, 2005	Nov. 28, 2004	Nov. 27, 2005	Nov. 28, 2004
Net Sales
U.S. Retail	$2,336	$2,276	$4,135	$4,036
International	472	436	918	840
Bakeries and Foodservice	465	456	882	877

Total	$3,273	$3,168	$5,935	$5,753

Segment Operating Profit
U.S. Retail	$545	$567	$951	$921
International	56	49	117	85
Bakeries and Foodservice	46	46	79	69

Total	647	662	1,147	1,075

Unallocated corporate items	(2)	(20)	(39)	(40)
Interest, net	(103)	(125)	(193)	(238)
Restructuring and other exit costs	(2)	(3)	(11)	(43)

Earnings before Income Taxes and
Earnings from Joint Ventures	$540	$514	$904	$754

See accompanying notes.

GENERAL MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions)

	(Unaudited)	(Unaudited)
	Nov. 27, 2005	Nov. 28, 2004	May 29, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$730	$561	$573
Receivables	1,167	1,146	1,034
Inventories	1,258	1,233	1,037
Prepaid expenses and other current assets	179	180	203
Deferred income taxes	186	187	208

Total Current Assets	3,520	3,307	3,055

Land, Buildings and Equipment, at Cost	5,498	5,426	5,468
Less accumulated depreciation	(2,619)	(2,371)	(2,461)

Net Land, Buildings and Equipment	2,879	3,055	3,007
Goodwill	6,667	6,725	6,684
Other Intangible Assets	3,694	3,637	3,636
Other Assets	1,700	1,925	1,684

Total Assets	$18,460	$18,649	$18,066

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,235	$1,132	$1,136
Current portion of long-term debt	589	19	1,638
Notes payable	2,081	347	299
Other current liabilities	1,249	857	1,111

Total Current Liabilities	5,154	2,355	4,184
Long-term Debt	3,995	7,429	4,255
Deferred Income Taxes	1,843	1,814	1,851
Other Liabilities	938	933	967

Total Liabilities	11,930	12,531	11,257

Minority Interests	1,134	1,135	1,133

Stockholders’ Equity:
Common stock, 502 shares issued, $.10 par value	50	50	50
Additional paid-in capital	5,710	5,613	5,691
Retained earnings	4,882	4,041	4,501
Common stock in treasury	(5,140)	(4,623)	(4,460)
Unearned compensation	(101)	(87)	(114)
Accumulated other comprehensive income (loss)	(5)	(11)	8

Total Stockholders’ Equity	5,396	4,983	5,676

Total Liabilities and Equity	$18,460	$18,649	$18,066

See accompanying notes.

GENERAL MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Millions)

	26 Weeks Ended
	Nov. 27, 2005	Nov. 28, 2004
Cash Flows – Operating Activities:
Net earnings	$622	$550
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	211	221
Deferred income taxes	(3)	12
Changes in current assets and liabilities	(77)	(271)
Tax benefit on exercised options	15	17
Pension and other postretirement activity	(28)	(52)
Restructuring and other exit costs	11	43
Other, net	12	3

Net Cash Provided by Operating Activities	763	523

Cash Flows – Investing Activities:
Purchases of land, buildings and equipment	(106)	(149)
Investments in businesses and intangibles	(7)	(5)
Investments in affiliates, net of investment returns and dividends	28	13
Purchases of marketable investments	—	(1)
Proceeds from sale of marketable securities	1	25
Proceeds from disposal of land, buildings & equipment	2	10
Other, net	(29)	(6)

Net Cash Used by Investing Activities	(111)	(113)

Cash Flows – Financing Activities:
Change in notes payable	1,780	(257)
Issuance of long-term debt	—	1
Payment of long-term debt	(1,333)	(221)
Proceeds from issuance of preferred stock of subsidiary to minority interest investors	—	835
Common stock issued	53	44
Purchases of common stock for treasury	(752)	(759)
Dividends paid	(241)	(231)
Other, net	(2)	(12)

Net Cash Used by Financing Activities	(495)	(600)

Increase (decrease) in Cash and Cash Equivalents	157	(190)
Cash and Cash Equivalents – Beginning of Year	573	751

Cash and Cash Equivalents – End of Period	$730	$561

Cash Flows from Changes in Current Assets and Liabilities:
Receivables	$(151)	$(136)
Inventories	(219)	(150)
Prepaid expenses and other current assets	25	41
Accounts payable	105	(17)
Other current liabilities	163	(9)

Changes in Current Assets and Liabilities	$(77)	$(271)

GENERAL MILLS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

(1)	In the second quarter of fiscal 2006, we recorded restructuring and other exit costs of $2 million, primarily associated with an additional asset impairment recognized at one of our production plants. In the second quarter of fiscal 2005, we recorded $3 million of restructuring and other exit costs associated with restructuring actions previously announced.

In the first 26 weeks of fiscal 2006, we recorded restructuring and other exit costs of $11 million, consisting of $10 million of charges related to an asset impairment recognized at one of our production plants and $1 million of charges associated with restructuring actions previously announced. In the first 26 weeks of fiscal 2005, we recorded restructuring and other exit costs of $43 million, consisting of $38 million of charges associated with supply chain initiatives to further increase asset utilization and reduce manufacturing and sourcing costs, and $5 million of charges associated with restructuring actions previously announced.

The fiscal 2005 supply chain actions also resulted in certain associated expenses, primarily adjustments to the depreciable life of the assets necessary to reflect the shortened asset lives which coincided with final production dates. These associated expenses were recorded as cost of sales. In the second quarter of fiscal 2006, there were no associated expenses recorded in cost of sales; in the second quarter of fiscal 2005, the associated expense recorded in cost of sales was $8 million. For the first 26 weeks of fiscal 2006, the expense recorded in cost of sales was $2 million; for the first 26 weeks of fiscal 2005, the expense recorded in cost of sales was $13 million.

(2)	In the third quarter of fiscal 2005, we adopted Emerging Issues Task Force (EITF) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (EITF 04-8). The adoption of EITF 04-8 reduced our previously reported diluted earnings per share by $0.05 for the second quarter of fiscal 2005 and by $0.08 for the first 26 weeks of fiscal 2005.

On October 28, 2005, we repurchased our zero coupon convertible debentures in the aggregate principal amount of $1.33 billion, including $77 million of accreted original issue discount. These debentures had an aggregate principal amount at maturity of $1.86 billion. There was no gain or loss associated with this repurchase. Following this repurchase, there are $371 million in aggregate principal amount at maturity of the debentures, or $265 million of current accreted value, still outstanding. We used the proceeds from the issuance of commercial paper to fund the purchase price of the debentures. We also have reclassified the remaining zero coupon convertible debentures to long-term debt based on the put rights of the holders.

We recently completed a consent solicitation related to our debentures and also made an irrevocable election to satisfy in cash future repurchases or conversion of the debentures that remain outstanding. As a result of these actions, beginning in the third quarter of fiscal 2006 no shares of common stock underlying the debentures will be considered outstanding for purposes of calculating our diluted earnings per share.

Basic and diluted earnings per share (EPS) were calculated as follows:

In Millions, Except Per Share Data	13 Weeks Ended		26 Weeks Ended

	Nov. 27, 2005	Nov. 28, 2004	Nov. 27, 2005	Nov. 28, 2004

Net earnings – as reported	$370	$367	$622	$550
Interest on contingently convertible debentures, after tax	3	5	8	10

Net earnings for diluted EPS calculation	$373	$372	$630	$560

Average number of common shares – basic EPS	355	370	360	375
Incremental share effect from:
Stock options	5	6	6	6
Restricted stock, stock rights and other	2	1	2	1
Contingently convertible debentures	22	29	25	29

Average number of common shares – diluted EPS	384	406	393	411

Earnings per Share – Basic	$1.04	$.99	$1.73	$1.47
Earnings per Share – Diluted	$.97	$.92	$1.60	$1.36